UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2020

Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, $1.25 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Notes

On July 20, 2020, Diebold Nixdorf, Incorporated (“Diebold Nixdorf”) issued $700 million aggregate principal amount of 9.375% Senior Secured Notes due 2025 (the “U.S. Notes”) and its wholly-owned subsidiary, Diebold Nixdorf Dutch Holding B.V. (the “Euro Notes Issuer”), issued €350 million aggregate principal amount of 9.000% Senior Secured Notes due 2025 (the “Euro Notes” and, together with the U.S. Notes, the “Notes”) in separate offerings to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States under Regulation S under the Securities Act. The U.S. Notes were issued at a price of 99.031% of their principal amount, and the Euro Notes were issued at a price of 99.511% of their principal amount.

The U.S. Notes were issued pursuant to an indenture, dated as of July 20, 2020 (the “U.S. Notes Indenture”), among Diebold Nixdorf, as issuer, the Euro Notes Issuer and the U.S. subsidiary guarantors (as defined below) named therein, as guarantors, and U.S. Bank National Association, as trustee and notes collateral agent. The Euro Notes were issued pursuant to an indenture, dated as of July 20, 2020 (the “Euro Notes Indenture” and, together with the U.S. Notes Indenture, the “Indentures”), among the Euro Notes Issuer, Diebold Nixdorf and the U.S. subsidiary guarantors named therein, as guarantors, Elavon Financial Services DAC, as paying agent, transfer agent and registrar, U.S. Bank National Association, as trustee, and U.S. Bank Trustees Limited, as notes collateral agent.

The Notes are or will be, as applicable, guaranteed on a senior secured basis by (i) all of Diebold Nixdorf’s existing and future direct and indirect U.S. subsidiaries that guarantee the Senior Credit Facility (as defined below) and (ii) all of Diebold Nixdorf’s existing and future direct and indirect U.S. subsidiaries (other than securitization subsidiaries, immaterial subsidiaries and certain other subsidiaries) that guarantee any of the Euro Notes Issuer’s or Diebold Nixdorf’s or its subsidiary guarantors’ indebtedness for borrowed money (collectively, the “U.S. subsidiary guarantors”). Additionally, the U.S. Notes and the Euro Notes are guaranteed on a senior secured basis by the Euro Notes Issuer and Diebold Nixdorf, respectively. The Notes are secured by first-priority liens on substantially all of the tangible and intangible assets of Diebold Nixdorf, the Euro Notes Issuer and the U.S. subsidiary guarantors, in each case subject to permitted liens and certain exceptions. The first-priority liens on the collateral securing the U.S. Notes and the related guarantees and the Euro Notes and the related guarantees are shared ratably among the Notes and the obligations under the Senior Credit Facility.

The U.S. Notes bear interest at the rate of 9.375% per annum, which accrues from July 20, 2020 and is payable in arrears on January 15 and July 15 of each year, commencing on January 15, 2021. The U.S. Notes mature on July 15, 2025, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the U.S. Notes Indenture. The Euro Notes bear interest at the rate of 9.000% per annum, which accrues from July 20, 2020 and is payable in arrears on January 15 and July 15 of each year, commencing on January 15, 2021. The Euro Notes mature on July 15, 2025, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Euro Notes Indenture.

Diebold Nixdorf or the Euro Notes Issuer, as applicable, may redeem some or all of the Notes at the redemption prices and on the terms specified in the applicable Indenture. If Diebold Nixdorf or any of its restricted subsidiaries sells certain of its assets or if Diebold Nixdorf experiences specific kinds of changes in control, then Diebold Nixdorf or the Euro Notes Issuer must offer to repurchase the U.S. Notes or the Euro Notes, respectively, on the terms set forth in the Indentures.

The Indentures contain certain customary covenants that, among other things, limit Diebold Nixdorf’s and its restricted subsidiaries’ ability to incur indebtedness, pay dividends, repurchase or redeem capital stock or make other restricted payments, incur liens, sell assets, enter into transactions with their affiliates, merge or consolidate with other persons or transfer all or substantially all of their assets. The Indentures also include customary events of default, including payment defaults, covenant defaults, cross acceleration defaults to certain other indebtedness in excess of specified amounts, certain bankruptcy and insolvency events of default and judgment defaults in excess of specified amounts. If any such event of default occurs and is continuing under the Indentures (other than certain bankruptcy and insolvency events of default), the trustee or the holders of at least 25% in principal amount of the total outstanding Notes of the respective series may declare the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes of the respective series to be due and payable immediately. If certain bankruptcy and insolvency events of default occur, the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes will become due and payable immediately without any declaration or other act on the part of the trustee or the holders of the Notes.

The above summary of the Indentures is qualified in its entirety by reference to the Indentures, which are attached hereto as Exhibits 4.1 and 4.3, respectively, and are incorporated herein by reference.

Credit Agreement Amendment

On July 20, 2020, Diebold Nixdorf entered into the ninth amendment (the “Credit Agreement Amendment”) with the subsidiary borrowers named therein, the guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other institutions named on the signature pages thereto, to the senior credit facility, dated as of November 23, 2015 (as amended, restated and supplemented or otherwise modified prior to the date hereof, the “Senior Credit Facility”), by and among Diebold Nixdorf, as borrower, the subsidiary borrowers named therein, the guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and the other lenders that are parties thereto. The Credit Agreement Amendment amended the Senior Credit Facility to, among other things, extend the maturity of $330 million of revolving credit commitments from April 30, 2022 to July 20, 2023 and amend the financial covenants in the Senior Credit Facility in connection with the extension of such maturities (and, effective as of the date of the Credit Agreement Amendment, Diebold Nixdorf terminated its other revolving credit commitments under the Senior Credit Facility other than approximately $39 million of revolving credit commitments that still mature April 30, 2022).

Certain lenders and agents that are parties to the Credit Agreement Amendment have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for Diebold Nixdorf and its subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above summary of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of July 20, 2020, among Diebold Nixdorf, Incorporated, as issuer, the subsidiaries of Diebold Nixdorf, Incorporated named therein as guarantors, and U.S. Bank National Association, as trustee and notes collateral agent, relating to Diebold Nixdorf, Incorporated’s 9.375% Senior Secured Notes due 2025.

4.2	Form of 9.375% Senior Secured Notes due 2025 (included in Exhibit 4.1).

4.3	Indenture, dated as of July 20, 2020, among Diebold Nixdorf Dutch Holding B.V., as issuer, Diebold Nixdorf, Incorporated, as guarantor, the subsidiaries of Diebold Nixdorf, Incorporated named therein as guarantors, Elavon Financial Services DAC, as paying agent, transfer agent and registrar, U.S. Bank National Association, as trustee, and U.S. Bank Trustees Limited, as notes collateral agent, relating to Diebold Nixdorf Dutch Holding B.V.’s 9.000% Senior Secured Notes due 2025.

4.4	Form of 9.000% Senior Secured Notes due 2025 (included in Exhibit 4.3).

10.1*	Ninth Amendment, dated as of July 20, 2020, by and among Diebold Nixdorf, Incorporated, as borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated

July 24, 2020	By:	/s/ Jeffrey Rutherford
	Name:	Jeffrey Rutherford
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)